EXHIBIT A

LK ASIA SUBSCRIPTION AGREEMENT

MOUNT KNOWLEDGE HOLDINGS, INC.

MOUNT KNOWLEDGE ASIA LIMITED

LANGUAGE KEY ASIA LIMITED

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SUBSCRIPTION AGREEMENT

IN RESPECT OF

ORDINARY SHARES IN THE CAPITAL OF

LANGUAGE KEY ASIA LIMITED

31 DECEMBER 2010

THIS AGREEMENT is made on the 31ST day of December 2010.

BY AND AMONG:

(1)	MOUNT KNOWLEDGE HOLDINGS (US), INC., whose registered office is at 39555 Orchard Hill Place, Suite 600 PMB 6096, Novi, Michigan 48375 (the “SUBSCRIBER”);

(2)	MOUNT KNOWLEDGE ASIA (HONG KONG) LIMITED, whose registered office is 10/F, China Merchants Commercial Building, 15-16 Connaught Road West, Sheung Wan, Hong Kong (the “SUBSCRIBER SUBSIDIARY”); and

(3)	LANGUAGE KEY ASIA LIMITED, whose registered office is at 10/F, China Merchants Commercial Building, 15-16 Connaught Road West, Sheung Wan, Hong Kong (the “COMPANY”).

WHEREAS:

(A)	The Company is a company limited by shares duly incorporated in Hong Kong.

(B)	At the date of this Agreement, the Company has an authorized capitalization as follows:

	(i)	Ordinary A shares of USD $1.00 each, 1,000,000 shares in the authorized share capital (the “LK “A” Shares”);

	(ii)	Ordinary B shares of USD $0.01 each, 100,000,000 shares in the authorized share capital (the “LK “B” Shares”); and

	(iii)	Preferred Shares of USD $0.01 each, 100,000,000 shares in the authorized share capital (the “LK “P” Shares),

of which 325,710 LK “A” Shares have been issued and fully paid.

(C)

The Subscriber and Subscriber Subsidiary wish to subscribe and the Company wishes to sell shares of stock in the Company, consisting of a number of shares of the Company’s LK “B” Shares as set forth in the following terms and subject to the conditions of this Agreement.

NOW IT IS HEREBY AGREED as follows:

1.	DEFINITIONS AND INTERPRETATION.

	1.1	In this Agreement (including the recitals above), the following expressions shall, unless the context otherwise requires, have the following meaning:

		1.1.1	AFFILIATE in relation to a specified person, means a person which directly or indirectly controls or is controlled by or is under direct or indirect common control with that specified person;

	1.1.2	CONTROL of a person for the purpose of this definition being taken to mean direct or indirect ownership of at least 50% of the voting rights of that person;

	1.1.3	BUSINESS DAY means any day (other than a Saturday) on which banks are normally open for business in Hong Kong;

	1.1.4	CONDITIONS means the conditions set out in clause 3;

	1.1.5	COMPLETION means completion of the Subscription in accordance with clause 4;

	1.1.6	HK$ means Hong Kong dollar and references to any amount in such currency shall be deemed to include a reference to any equivalent amount in any other currency;

	1.1.7	HONG KONG means the Hong Kong Special Administrative Region of the PRC;

	1.1.8	LK “B” SHARES means the new Ordinary B Shares to be allotted and issued in accordance with the terms and conditions of this Agreement;

	1.1.9	PRC means The People's Republic of China, which expression, except where the context requires, does not apply to Hong Kong, Macau or Taiwan;

	1.1.10	SUBSCRIBER ANNOUNCEMENT means the press release, public announcement and/or required regulatory filing of the Subscription to be published by the Subscriber on the date of this Agreement;

	1.1.11	SUBSCRIPTION means the subscription for, and the allotment and issuance of, the B Shares in accordance with the terms and conditions of this Agreement;

	1.1.12	SUBSCRIPTION AMOUNT means USD $1,000,000;

	1.1.13	SUBSCRIPTION PRICE shall have the meaning given to it in clause 2.1.4;

	1.1.14	US$ means United States dollar and references to any amount in such currency shall be deemed to include a reference to any equivalent amount in any other currency.

1.2	In this Agreement, references to one or more of following shall have their respective meaning:

	1.2.1	reference to persons or entities include references to bodies corporate and unincorporated;

	1.2.2	reference to any gender include references to all genders, and references to the singular include references to the plural and vice versa;

	1.2.3	reference to recitals, clauses and schedules are references to the recitals, clauses and schedules of this Agreement and shall be deemed to form part of this Agreement;

	1.2.4	reference to any statute or statutory provisions includes a reference to that statute or statutory provision as from time to time amended, extended or re-enacted; and,

1.2.5	reference to Clause headings are inserted for convenience only and shall not affect the interpretation of this Agreement.

2.	SUBSCRIPTION.

	2.1	Subscription and Subscription Price.

2.1.1

The Subscriber shall, or at the election of the Subscriber, the Subscriber Subsidiary shall subscribe for, and the Company shall allot to the Subscriber or the Subscriber Subsidiary, as appropriate, and issuance in accordance with clause 4.3.3, the LK “B” Shares at the Subscription Price;

		2.1.2	The aggregate consideration for the Subscription shall be the Subscription Amount;

2.1.3

The LK “B” Shares to be allotted and issued pursuant to the Subscription shall be such number of Shares as results from dividing the Subscription Amount by the Subscription Price, but subject to rounding down to the nearest whole number;

		2.1.4	The Subscription Price shall be the price per B Share which shall be $0.10;

2.1.5

The LK “B” Shares shall be allotted by the Company to the Subscriber or the Subscriber Subsidiary, as appropriate, and issued in accordance with clause 4.3.3, fully paid and free from all liens, charges, security interests, encumbrances, adverse claims, options and third party rights; and

2.1.6

The LK “B” Shares shall rank pari passu in all respects with all the Shares in issue at the date of allotment and in particular will rank in full for all dividends and other distributions declared, made or paid at any time after the date of allotment.

2.2

Payments and Deliverables. Subscriber shall pay the subscription price for the LK “B” Shares by delivering good funds to the Company by check or wire transfer made payable to LANGUAGE KEY ASIA, LTD., along with two (2) fully executed signature pages to this Agreement. Such delivery of funds shall be made against delivery by the Company to Subscriber a countersigned acceptance of this executed Agreement by Subscriber. Subscriber shall pay the subscription price for the LK “B” Shares in the form of cash payments over a twelve (12) month period from the date of execution of this Agreement, in accordance with the following subscription payment schedule (the “Subscription Payments”):

		2.1.1	First Payment. A payment in the amount of $75,000 due and payable on or before December 31, 2010 following the date of execution of this Agreement;

		2.1.2	Second Payment. A payment in the amount of $75,000 on or before January 15, 2011;

		2.1.3	Third Payment. A payment in the amount of $200,000 on or before February 15, 2011;

		2.1.4	Fourth Payment. A payment in the amount of $125,000 on or before March 15, 2011; and

	2.1.5	Subsequent Payments. Seven (7) equal payments of $75,000 payable on first day of each month beginning on or before April 15, 2011.

2.3	Payment Default.

2.3.1

Default (or Breach). If Subscriber fails to make subscription payments as set forth in Section 2.2 hereinabove, Subscriber shall be considered in default and in breach of the terms and conditions of this Agreement (the “Event of Default”).

2.3.2

Right to Cure a Default. If Subscriber is in default or in breach of the terms and conditions as set forth in Section 2.2 hereinabove, Subscriber shall have the right to cure the default within sixty (60) days from the date of the default (the “Cure Period”).

	2.3.3	Remedies. In the event the Subscriber and/or Subscriber Subsidiary is unable to cure the default within the Cure Period, the Company shall entitled to the following remedies:

(a)

Liquidated Damages. Subscriber and/or Subscriber Subsidiary shall pay to the Company liquidated damages in the amount of $500 per day for each and every day the Subscriber and/or Subscriber Subsidiary is in default after the sixtieth (60th) day until the Subscriber and/or Subscriber Subsidiary has cured the default.

(b)

Right to Vote. If the default is not cured within ninety (90) days from the date of default, then the Subscriber and/or Subscriber Subsidiary shall forfeit the right to vote the B Shares subscribed to and received until the default has been cured.

(c)

Right to Rescind. If the default is not cured, along with any other outstanding amounts owed to Company, on or before the date in which the final payment is due and payable as set forth in Section 2.2 (on or before October 15, 2011), hereinabove, then the Company shall have the right to rescind the subscription of LK “B” Shares by Subscriber and/or Subscriber Subsidiary as set forth in this Agreement, and any and all B Shares received by Subscriber and/or Subscriber Subsidiary shall be cancelled (the “Right to Rescind”). Company shall provide notice to Subscriber and/or Subscriber Subsidiary with ten (10) business days of the default of final payment of its intentions to exercise its Right to Rescind (the “Notice to Rescind”), unless otherwise mutually agreed to prior in writing by the parties to this Agreement.

(d)

Allocation of Payments for Subscribed Shares. If Company has provided Notice to Rescind of the subscribed LK “B” Shares by Subscriber and/or Subscriber Subsidiary due to an uncured default, as set forth in Section 2.3.2, hereinabove, then the Company shall, within twenty (20) business days following the Notice to Rescind, have the right to exercise on the following options:

(i)

Return of Payments. Company may elect to return to Subscriber and/or Subscriber Subsidiary the total amount paid by Subscriber and/or Subscriber Subsidiary to the Company on the date of Notice to Rescind, subject to deductions of any unpaid penalty fees (the “Return of Subscription Payments”);

(ii)

Convert Payment to Shares. Company may elect to converted the total amount paid by Subscriber and/or Subscriber Subsidiary to the Company on the date of Notice to Rescind, subject to deductions of any unpaid penalty fees, into LK “B” Shares of the Company at a purchase price of USD $1.00 per share (the “New Subscription”); or

(iii)

Convert Payment to Promissory Note. Company may elect to converted the total amount paid by Subscriber and/or Subscriber Subsidiary to the Company on the date of Notice to Rescind, subject to deductions of any unpaid liquidated damages, into a corporate promissory note for the benefit of Subscriber and/or Subscriber Subsidiary for a term of ten (10) years at an interest rate of three (3%) percent per annum, due and payable on a quarterly basis with the first payment to commence twelve (12) months from the date of execution of the promissory note (the “Promissory Note”).

(e)

Collection Expenses. Upon the occurrence of an Event of Default, the Company shall be entitled to recover from the Subscriber and/or Subscriber Subsidiary all Company’s costs of collection, including the Company’s attorneys’, paralegals’, and legal assistants’ fees (whether incurred in connection with any judicial, bankruptcy, reorganization, administrative, appeals or other proceedings and whether such fees or expenses arise before proceedings are commenced or after entry of any judgment), and all other costs or expenses incurred in connection therewith.

3.	CONDITIONS.

	3.1	Completion of the Subscription shall be conditional upon the following conditions having been fulfilled or, at the discretion of the Subscriber and the Subscriber Subsidiary, waived:

		3.1.1	the Company’s Announcement being released for publication on the third Business Day immediately following the date of this Agreement as may be required by certain regulatory authority; and

3.1.2

the Subscriber and the Subscriber Subsidiary, having jointly received from the Company, at the Company’s expense, a signed opinion from the Company’s Hong Kong and PRC accountant that clearly articulates the potential Hong Kong and PRC financial and tax liabilities that the Company may incur as a result of entering into the Agreement.

3.2

In the event that any of the Conditions is not fulfilled or waived by the Subscriber and the Subscriber Subsidiary by the date of execution of this Agreement, this Agreement and all rights and obligations of the parties hereunder shall automatically cease and terminate, save for accrued rights and obligations.

	3.3	The Company undertakes to notify the Subscriber and the Subscriber Subsidiary promptly in writing following the satisfaction of the Conditions.

3.4	If, at any time prior to Completion, there shall develop, occur, exist or come into effect:

	3.4.1	any outbreak or escalation of hostilities involving the PRC or Hong Kong or the declaration by the PRC or Hong Kong of a national emergency or war; or

3.4.2

any act of God, riot, public disorder, civil commotion, fire, flood, explosion, epidemic, terrorism, war, strike, lock-out or other calamity or crisis that causes the obligations under this Agreement to be impossible to carry out; or

3.4.3

the imposition of any moratorium, suspension or material restriction (save and except those restrictions already imposed on private companies under the company law of Hong Kong at the time of signing of this Agreement) on the securities of the Company; or

	3.4.4	any change in financial, political, military, industrial, economic, legal, fiscal, regulatory or stock market matters or conditions in Hong Kong or the PRC or the United States of America; or

3.4.5

any new law or regulation or change in existing laws or regulations in Hong Kong or the United States of America or any change in the interpretation or application thereof by any court or other competent authority in Hong Kong or the United States of America, which, in the reasonable opinion of the Subscriber and/or the Subscriber Subsidiary as determined by the Subscriber and/or Subscriber Subsidiary, is or will be or is likely to be materially adverse to the business or financial condition of either (i) the Company and its Affiliates taken as a whole, or (ii) the companies or entities or businesses which the Company plans to acquire pursuant to the Acquisition, taken as a whole, then the Subscriber and the Subscriber Subsidiary shall each have the right to immediately terminate this Agreement by written notice to the Company, provided that the Subscriber and the Subscriber Subsidiary shall each consult with the Company before electing to terminate this Agreement pursuant to this clause. Upon the termination of this Agreement, all rights and obligations of the parties hereunder shall cease and terminate save for accrued rights and obligations.

4.	COMPLETION.

	4.1	Completion shall take place on the 15th of December 2010, or such later date as may be agreed in writing between the parties to this Agreement.

4.2

If Completion has not occurred (other than through the failure of the Subscriber or the Subscriber Subsidiary, as appropriate, to comply with the obligations under clause 4.3 to the extent applicable to it) by the 15[h] of December 2010, this Agreement and all rights and obligations of the parties hereunder shall automatically cease and terminate save for accrued rights and obligations.

	4.3	At Completion:

4.3.1

the Company shall deliver a written confirmation addressed to the Subscriber and the Subscriber Subsidiary jointly and dated the date of Completion confirming that there has been no material adverse change in the business or financial condition of the Company, its Affiliates, taken as a whole, since the date of this Agreement;

4.3.2

the Subscriber or the Subscriber Subsidiary, as appropriate, shall make payment of the Subscription Amount in immediately transferable funds by direct transfer to such account as the Company shall notify the Subscriber and the Subscriber Subsidiary in writing at least three Business Days prior to Completion (the “DESIGNATED ACCOUNT”) and such transfer into the Designated Account shall constitute a complete discharge of the obligations of the Subscriber and the Subscriber Subsidiary in respect of the Subscription Amount and under this Agreement;

4.3.3

the Company shall allot the LK “B” Shares to the Subscriber or the Subscriber Subsidiary, as appropriate, and issue a share certificate in respect of the LK “B” Shares in the name of MOUNT KNOWLEDGE ASIA LTD or other entity designated by the Subscriber and shall promptly thereafter register MOUNT KNOWLEDGE ASIA LTD as member in respect of the LK “B” Shares and deliver the share certificate to the Subscriber or the Subscriber Subsidiary, as appropriate, for such purpose;

4.3.4	the Subscriber may arrange for a Company Announcement to be published stating that Completion has taken place on the date of Completion.

5.	UNDERTAKINGS, REPRESENTATIONS AND WARRANTIES OF THE COMPANY.

	5.1	The Company hereby represents and warrants to each of the Subscriber and the Subscriber Subsidiary that:

5.1.1

it has full power, authority and capacity, and has taken all actions required, including but not limited to, the obtaining of all necessary governmental or regulatory approvals in any applicable jurisdiction and consents from third parties, in order to enter into and perform its obligations under this Agreement and the transactions contemplated herein (including the creation, allotment and issue of the LK “B” Shares);

5.1.2

the directors of the Company have full power and authority to effect the allotment of the LK “B” Shares in accordance with the terms of this Agreement and under the memorandum and articles of association of the Company;

5.1.3

the entry into by the Company of, or the performance by the Company of its obligations under, this Agreement and the transactions contemplated herein (including the creation of the LK “B” Shares and their allotment and issue pursuant to this Agreement) does not and will not cause any violation or breach of (i) any articles of association or other constitutional documents of the Company and/or any of its Affiliates; or (ii) any law, rule or regulation of any applicable jurisdiction (including the Companies Ordinance and the rules and regulations of Hong Kong);

5.1.4

the entry into by the Company of, or the performance by the Company of its obligations under, this Agreement and the transactions contemplated herein (including the creation of the LK “B” Shares and their allotment and issue pursuant to this Agreement) does not and will not cause any violation or breach of any agreement to which the Company and/or any of its Affiliates is a party or by which the Company is or any of them is bound and will not infringe or exceed any limits on, powers of, or restrictions on or the terms of any contract, obligation or commitment whatsoever of, the Company and/or any of its Affiliates and/or their respective board of directors; and

5.1.5

the authorized and issued capital of the Company conform in all respects to the description thereof contained in recital (B) of this Agreement and, save as disclosed in the last annual accounts of the Company as at the date of this Agreement, there are no securities issued by the Company convertible into or exchangeable for, or rights, warrants or options to subscribe for or acquire from the Company, or obligations of the Company to issue or grant, any LK “B” Shares or other securities of the Company and there is no agreement or commitment outstanding which calls for the allotment or issue, or accords to any person the right to call for the allotment or issue, of any Shares or other securities of the Company.

5.2	Each of the representations and warranties of the Company set out in clause 5 shall be construed as separate, and shall be deemed to be repeated as of the date of Completion.

5.3

The Company hereby acknowledges that each of the Subscriber and the Subscriber Subsidiary has entered into this Agreement in reliance on the Company’s undertakings, representations and warranties contained in the provisions of this clause 5.

6.	REPRESENTATIONS AND WARRANTIES OF THE SUBSCRIBER AND THE SUBSCRIBER SUBSIDIARY.

	6.1	The Subscriber and the Subscriber Subsidiary hereby agree and acknowledge with, and represent and warrant to, the Company that:

6.1.1

the Subscriber or the Subscriber Subsidiary (as the case may be) has full power, authority and capacity, and has taken all actions required, including but not limited to, the obtaining of all necessary governmental or regulatory approvals in any applicable jurisdiction and consents from third parties, in order to enter into and perform its obligations under this Agreement and the transactions contemplated herein;

6.1.2

the entry into by the Subscriber or the Subscriber Subsidiary of, or the performance by the Subscriber or the Subscriber Subsidiary (as the case may be) of the terms of, this Agreement and the transactions contemplated herein does not and will not cause any violation or breach of (i) any articles of association or other constitutional documents of the Subscriber or the Subscriber Subsidiary, or (ii) any law, rule or regulation of any applicable jurisdiction or stock exchange;

6.1.3

the entry into by the Subscriber or the Subscriber Subsidiary of, or the performance by the Subscriber or the Subscriber Subsidiary (as the case may be) of the terms of, this Agreement and the transactions contemplated herein does not and will not cause any violation or breach of any agreement to which the Subscriber or the Subscriber Subsidiary is a party or by which either of them is bound and will not infringe or exceed any limits on, powers of, or restrictions on or the terms of any contract, obligation or commitment whatsoever of, the Subscriber or the Subscriber Subsidiary and/or their respective board of directors;

6.1.4

the LK “B” Shares have not been registered under the United States Securities Act of 1933, as amended (the “SECURITIES ACT”) and may not be offered or sold in the United States except pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act;

6.1.5	the Subscriber or the Subscriber Subsidiary (as the case may be) is purchasing the B Shares for investment purposes and not with a view to the distribution of the B Shares;

6.1.6

the Subscriber or the Subscriber Subsidiary (as the case may be) is aware of and will comply with the securities laws of the United States and other jurisdictions that prohibit, INTER ALIA, any investor who has received from the Company or any of the directors, officers, employees, representatives, agents or advisers of the Company material, non-public information relating to the Company and the Acquisition (including, without limitation, any assets or liabilities subject to the Acquisition) from creating, transferring or otherwise howsoever disposing of or relinquishing any interest (including by the creation of an option) in any LK “B” Shares and any shares or other securities of the Company deriving from the LK “B” Shares (pursuant to any rights issue, capitalization issue or other form of capital reorganization);

6.1.7	the LK “B” Shares will be acquired by the Subscriber or the Subscriber Subsidiary (as the case may be) on the basis that:

(i)	each of the Subscriber and the Subscriber Subsidiary has relied as at the date of this Agreement, and will rely after the date of this Agreement, on the information provided by the Company;

(ii)

in respect of any information or material concerning the Company (including, without limitation, any assets or liabilities of the Company), whether prepared by the Company or its representatives or advisers or otherwise, which has been furnished by or on behalf of the Company on or before the date of this Agreement to, and has been and will be relied on by, the Subscriber and its Affiliates, the Company and its representatives and advisers have made reasonable endeavors to ensure and believe in good faith that such information or material is materially accurate but does not otherwise warrant the accuracy or completeness of such information or material;

(iii)

subject to the extent provided in sub-paragraphs (i) and (ii) above, each of the Subscriber and the Subscriber Subsidiary has conducted its own due diligence investigation, and relied on its own knowledge and information, with respect to the Company (including, without limitation, any assets or liabilities of the LK Entities) in making its investment decision regarding the LK “B” Shares and has not relied, and will not be entitled to rely, on any legal opinion or other advice given by legal counsel to the Company or the Company's representatives or advisers, and has taken its own independent advice to the extent it has considered necessary and appropriate; and

6.1.8	the Subscriber Subsidiary is, and will during the term of this Agreement remain as, a wholly owned subsidiary of the Subscriber.

7.	FURTHER ASSURANCES.

7.1

The Company agrees to perform (or procure the performance of) all further acts and things, and execute and deliver (or procure the execution and delivery of) such further documents, as may be required by law or as the Subscriber or the Subscriber Subsidiary may reasonably require, whether on or after Completion, to implement and/or give effect to this Agreement and the transactions contemplated by it and for the purpose of vesting in the Subscriber and the Subscriber Subsidiary the full benefit of the assets, rights and benefits to be conferred on the Subscriber and the Subscriber Subsidiary under this Agreement in accordance with the terms herein.

8.	VARIATION.

8.1

No variation of this Agreement shall be valid unless it is in writing and signed by or on behalf of each of the parties to it. The expression "variation" shall include any variation, supplement, deletion or replacement however effected.

8.2

Unless expressly agreed, no variation shall constitute a general waiver of any provisions of this Agreement, nor shall it affect any rights, obligations or liabilities under or pursuant to this Agreement which have already accrued up to the date of variation, and the rights and obligations of the parties under or pursuant to this Agreement shall remain in full force and effect, except and only to the extent that they are so varied.

9.	ASSIGNMENT.

9.1

No party to this Agreement shall, nor shall it purport to assign, transfer, charge or otherwise deal with all or any of its rights under this Agreement nor grant, declare, create or dispose of any right or interest in it without the prior written consent of the other parties to the Agreement.

	9.2	Any purported assignment in contravention of this clause 9 shall be void.

	9.3	For the avoidance of doubt, this clause 9 shall not apply to:

		9.3.1	the election by the Subscriber for the LK “B” Shares to be subscribed by the Subscriber Subsidiary and the allotment and issue of the LK “B” Shares to the Subscriber Subsidiary; and

		9.3.2	any transfer of the LK “B” Shares by the Subscriber or the Subscriber Subsidiary, as the case may be, to any direct or indirect wholly owned subsidiary of the Subscriber.

10.	SEVERABILITY.

If any provision of this Agreement is held to be invalid or unenforceable, then such provision shall (so far as it is invalid or unenforceable) be given no effect and shall be deemed not to be included in this Agreement but without invalidating any of the remaining provisions of this Agreement.

11.	ANNOUNCEMENTS.

Except for any Company Announcement required by law or by any applicable regulatory authority or stock exchange which has jurisdiction over any of the parties to this Agreement, no announcement relating to this Agreement and the transactions contemplated herein shall be made by or on behalf of any party to this Agreement without the prior approval in writing of the other parties, provided, however, that the relevant parts of the Subscriber Announcement relating to this Agreement and the transactions contemplated herein shall be provided to the Company for its approval in advance prior to the release of the Subscriber Announcement.

12.	TIME OF THE ESSENCE.

Any time, date or period mentioned in this Agreement may be extended by mutual written agreement among the parties but, as regards any time, date or period originally fixed or any date or period so extended as aforesaid, time shall be of the essence.

13.	COSTS AND EXPENSES.

Each party to this Agreement shall bear its own costs and expenses incurred in relation to the negotiation, preparation and implementation of this Agreement.

14.	NOTICES.

	14.1	All notices delivered hereunder shall be in writing and in the English language and shall be communicated to the following addresses:

If to the Company, to:

To:	Language Key Asia Ltd.	Copy to:	Ribeiro Hui
	10/F, China Merchants Comm. Bldg.		13/F Wilson House
	15-16 Connaught Road West		19-27 Wyndham Street
	Sheung Wan, Hong Kong		Central, Hong Kong

	Facsimile: (85) 225173534		Facsimile: (852) 2537 7636
	Attention: Dirk Haddow		Attention: Ada Lee
	President and CEO		Corporate Counsel

If to the Subscriber:

To:	Mount Knowledge Holdings, Inc.	Copy to:	Anslow & Jaclin, LLP
	39555 Orchard Hill Place		195 Route 9 South
	Suite 600 PMB 6096		Manalapan, New Jersey 07726
	Novi, Michigan 48375		USA
USA

	Facsimile: 011 (248) 671-5080		Facsimile: 011 (732) 577-1188
	Attention: Daniel A. Carr		Attention: Gregg E. Jaclin
	President and CEO		Corporate Counsel

If to the Subscriber Subsidiary:

To:	Mount Knowledge Asia Ltd.	Copy to:	Anslow and Jaclin, LLP
	10/F, China Merchants		195 Route 9 South
	Commercial Building		Manalapan, New Jersey 07726
	15-16 Connaught Road West		USA
Sheung Wan, Hong Kong

	Facsimile: (85) 225173534		Facsimile: 011 (732) 577-1188
	Attention: Dirk Haddow		Attention: Gregg E. Jaclin
	President and CEO		Corporate Counsel

14.2

Any such notice shall be served either by hand or by sending it by courier or by facsimile. Any notice shall be deemed to have been served, if served by hand or by courier, when delivered, and if sent by facsimile, at the time of transmission. Any notice received on a Sunday or public holiday shall be deemed to be received on the next Business Day.

15.	COUNTERPARTS.

This Agreement may be executed in any number of counterparts and by the parties to it on separate counterparts, each of which is an original but all of which together constitute one and the same instrument.

16.	GOVERNING LAW.

This Agreement shall be governed by and construed in accordance with the laws of Hong Kong for the time being in force.

17.	JURISDICTION.

17.1

Each of the Company, the Subscriber and the Subscriber Subsidiary irrevocably agrees that the courts of United States of America and the courts of Hong Kong (together, the “AGREED COURTS”) are each to have jurisdiction to settle any dispute (including claims for set-off and counterclaims and all applications for preliminary or interim relief, orders or equitable remedies) which may arise out of or in connection with this Agreement including any dispute as to its validity, effect, interpretation, termination or performance (a “DISPUTE”) and for such purposes irrevocably submits to the jurisdiction of such courts.

	17.2	Each of the parties to this Agreement irrevocably waives any objections to the jurisdiction of the Agreed Courts.

17.3

Each of the parties to this Agreement agrees that a judgment or order of any Agreed Court in connection with a Dispute is conclusive and binding on it and may be entered or enforced against it or registered in the courts of any other jurisdiction.

17.4

Each of the parties to this Agreement agrees that it will not commence proceedings to resolve any Dispute in any court other than an Agreed Court (save, for the avoidance of doubt, any proceedings to enter, enforce or register a judgment or order of an Agreed Court). For the avoidance of doubt, no proceedings involving and/or relating to the same Dispute may be brought before both Agreed Courts.

IN WITNESS WHEREOF this Agreement has been entered into the day and year first before written.

WITNESSES:	COMPANY

LANGUAGE KEY ASIA LTD.,
A Hong Kong Corporation
Print Name:

/s/ Dirk Haddow
BY: Dirk Haddow
Print Name:	ITS: President and CEO

WITNESSES:	SUBSCRIBER

MOUNT KNOWLEDGE HOLDING, INC.,
A Nevada Corporation
Print Name:

/s/ Daniel A. Carr
BY: Daniel A. Carr
Print Name:	ITS: President and CEO

WITNESSES:	SUBSCRIBER SUBSIDIARY

MOUNT KNOWLEDGE ASIA LTD.,
A Hong Kong Corporation
Print Name:

/s/ Dirk Haddow
BY: Dirk Haddow
Print Name:	ITS: Director

No. of Shares of Ordinary B Shares that Subscriber and/or Subscribers Subsidiary shall subscribe to as set forth this Agreement: 10,000,000 x $ 0.10 = $ 1,000,000